EXHIBIT 24

POWER OF ATTORNEY

WITH RESPECT TO REGISTRATION STATEMENTS OF

FORD MOTOR CREDIT COMPANY LLC

COVERING NOTES, DEBENTURES, SUBORDINATED NOTES, SUBORDINATED DEBENTURES, NOTES SOLD THROUGH SALES AGENTS OR UNDERWRITERS, NOTES SOLD PURSUANT TO THE FORD INTEREST ADVANTAGE PROGRAM, AND SECURITIES BACKED BY COMPANY RECEIVABLES

The undersigned, an officer or director of FORD MOTOR CREDIT COMPANY LLC (the “Company”), does hereby constitute and appoint any officer of the Company and each of them, severally, his/her true and lawful attorney and agent at any time and from time to time to do any and all acts and things and execute in his/her name (whether on behalf of FORD MOTOR CREDIT COMPANY LLC, or as an officer or director of FORD MOTOR CREDIT COMPANY LLC, or by attesting the Seal of FORD MOTOR CREDIT COMPANY LLC or otherwise) any and all instruments which said attorney and agent may deem necessary or advisable in order to enable FORD MOTOR CREDIT COMPANY LLC to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with a Registration Statement or Registration Statements and any and all amendments (including post-effective amendments) to the Registration Statement or Registration Statements relating to the issuance and sale of any of the above-captioned securities of FORD MOTOR CREDIT COMPANY LLC authorized by the Board of Directors of FORD MOTOR CREDIT COMPANY LLC including specifically, but without limitation thereto, power and authority to sign his/her name (whether on behalf of FORD MOTOR CREDIT COMPANY LLC or as an officer or director of FORD MOTOR CREDIT COMPANY LLC, or by attesting the seal of FORD MOTOR CREDIT COMPANY LLC or otherwise) to such Registration Statement or Registration Statements and to such amendments (including post-effective amendments) to the Registration Statement or Registration Statements to be filed with the Securities and Exchange Commission, or any of the exhibits, financial statements or schedules, prospectuses or related documents filed therewith, and to file the same with the Securities and Exchange Commission; and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, and each of them shall do or cause to be done by virtue hereof. Any one of said attorneys and agents shall have, and may exercise, all the powers hereby conferred.

IN WITNESS WHEREOF, the undersigned has signed his/her name hereto as of August 11, 2026.

/s/ Michael Amend	/s/ Shery House
Michael Amend	Shery House

/s/ Aniruddha Deshpande	/s/ David A. Webb
Aniruddha Deshpande	David A. Webb

/s/ Eliane S. Okamura
Eliane S. Okamura